UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009

TORREYPINES THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25571	86-0883978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 623-5665

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On May 27, 2009 TorreyPines Therapeutics, Inc. (the “Company”) and HCP TPSP, LLC (“HCP”) entered into an agreement terminating the real property lease agreement between the Company and HCP dated July 18, 2005 as amended by that certain First Amendment to Lease dated December 18, 2008 (the “Lease Agreement”) pursuant to which the Company leased its facility in San Diego, California. Pursuant to the termination agreement, beginning May 27, 2009, the Company’s monthly rent obligation under the Lease Agreement will be reduced from approximately $26,000 to approximately $13,000, plus certain operating costs and taxes, through the end of the lease term on July 31, 2009.

On May 29, 2009 TPTX, Inc. (“TPTX”), a wholly-owned subsidiary of the Company, notified Life Science Research Israel Ltd. (“LSRI”) that it is terminating the Research and License Agreement dated as of May 10, 2004 between TPTX and LSRI (the “LSRI Agreement”) effective as of May 31, 2009. The Company licensed NGX267 and NGX292, its muscarinic receptor agonist product candidates that had been in development for the potential treatment of xerostomia, or dry mouth, from LSRI pursuant to the LSRI Agreement. Pursuant to the terms of the LSRI Agreement, NGX267 and NGX292 will be returned to LSRI in connection with the termination of the LSRI Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 27, 2009, the Company received notice from Dr. Jean Deleage that he was resigning from the Company’s Board of Directors effective immediately. No reason was given for Dr. Deleage’s resignation.

On May 29, 2009, the Company received notice from Mr. Patrick Van Beneden that he was resigning from the Company’s Board of Directors effective immediately. No reason was given for Mr. Van Beneden’s resignation.

Item 8.01.	Other Events.

On May 29, 2009, the Company issued a press release announcing that its Board of Directors has determined that it is in the best interests of the Company’s creditors and stockholders to liquidate the Company’s assets and to dissolve the Company. The Company’s Board of Directors has approved a Plan of Liquidation and Dissolution (the “Plan of Dissolution”), subject to stockholder approval. The Company intends to hold a special meeting of stockholders to seek approval of the Plan of Dissolution and has filed preliminary proxy materials with the Securities and Exchange Commission. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is furnished herewith:

99.1	Press release of the Company dated May 29, 2009 – “TorreyPines Therapeutics, Inc. Announces its Board of Directors’ Approval of Plan of Liquidation and Dissolution.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORREYPINES THERAPEUTICS, INC.

Date: May 29, 2009

	By:	/s/ Craig Johnson
	Name:	Craig Johnson
	Title:	Vice President, Finance and
Chief Financial Officer

Exhibit No.	Description
99.1	Press release of the Company dated May 29, 2009 – “TorreyPines Therapeutics, Inc. Announces its Board of Directors’ Approval of Plan of Liquidation and Dissolution by Board of Directors.”